SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2006

Deerfield Triarc Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland	1-32551	20-2008622

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8700 West Bryn Mawr Avenue, 12th Floor, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (773) 380-1600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Effective March 1 2006, Richard Smith was appointed Senior Vice President, Chief Financial Officer, and Treasurer of the Company. Mr. Smith succeeds Robert E. Armour who submitted his resignation to the Board of Directors effective February 28, 2006.

          Mr. Smith, age 48, is currently senior vice president of finance of Deerfield Capital Management LLC, the Company’s manager. Previously, Mr. Smith had been with JP Morgan Chase & Company, most recently as Director of Accounting and Financial Reporting. Prior to that, Mr. Smith was with Bank One Corporation for thirteen years in various senior accounting and controller management positions, where he created many of the bank's policies regarding financial reporting, compliance, and disclosure. His responsibilities also included oversight of accounting and reporting related to the Treasury activities of a $110 billion portfolio encompassing derivative hedging, investment securities, securitizations and funding instruments. Prior to joining Bank One, Mr. Smith served as Capital Markets Controller and Investment Banking Director of Finance at Michigan National Bank. Mr. Smith holds a Bachelor of Arts from Michigan State University and a Masters in Business Administration from Wayne State University.

          On March 1, 2006, the Company issued a press release announcing the appointment of Richard Smith as the Company’s new Senior Vice President, Chief Financial Officer, and Treasurer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release and the information therein are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

          (c) Exhibits.

99.1	Press Release of Deerfield Triarc Capital Corp., dated March 1, 2006.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2006

DEERFIELD TRIARC CAPITAL CORP.

By:	/s/ Richard Smith

Name:	Richard Smith
Its:	Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Deerfield Triarc Capital Corp. on March 1, 2006.